UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2010

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall, Minneapolis, Minnesota 55403

(Address of principal executive offices, including zip code)

(612) 304-6073

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Shareholders

The annual meeting of the shareholders of the Corporation was held on June 9, 2010.  The following items were voted on by shareholders:

1.             The shareholders elected each of the four nominees for a one-year term by a majority of the votes cast:

Nominee	For	Against	Abstain	Broker Non-Votes
Calvin Darden	576,337,949	29,138,427	1,184,747	56,613,947
Anne M. Mulcahy	516,634,310	88,788,334	1,238,479	56,613,947
Stephen W. Sanger	542,375,895	63,349,677	935,551	56,613,947
Gregg W. Steinhafel	587,320,518	18,273,753	1,066,852	56,613,947

2.             The shareholders ratified the appointment of Ernst & Young LLP as the Independent Registered Accounting Firm:

For	558,531,117
Against	98,870,384
Abstain	5,873,569
Total Shares Present and Entitled to Vote	663,275,070

3.             The shareholders approved an amendment to our Restated Articles of Incorporation relating to our Board of Directors, including to provide for annual election of directors:

For	654,565,384
Against	3,896,156
Abstain	4,813,530
Total Shares Present and Entitled to Vote	663,275,070

4.             The shareholders approved an amendment to our Restated Articles of Incorporation to eliminate supermajority voting requirements for certain business combinations:

For	652,029,856
Against	6,169,243
Abstain	5,075,971
Total Shares Present and Entitled to Vote	663,275,070

5.             The shareholders approved the amendment and restatement of our Restated Articles of Incorporation:

For	653,714,545
Against	3,639,295
Abstain	5,921,230
Total Shares Present and Entitled to Vote	663,275,070

6.             The shareholders did not approve a shareholder proposal regarding an annual advisory vote on executive compensation:

For	299,931,300
Against	276,749,314
Abstain	29,980,509
Total Shares Present and Entitled to Vote	606,661,123
Broker Non-Votes	56,613,947

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

(3)A        Amended and Restated Articles of Incorporation (as amended through June 9, 2010).

(99)         Target Corporation’s News Release dated June 10, 2010 relating to the Annual Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGET CORPORATION

Date: June 10, 2010	/s/ Timothy R. Baer
Timothy R. Baer
Executive Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing

(3)A	Amended and Restated Articles of Incorporation (as amended through June 9, 2010)	Filed Electronically

(99)	Target Corporation’s News Release dated June 10, 2010 relating to the Annual Meeting of Shareholders.	Filed Electronically